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                                                                  Exhibit 3.1(f)

                           CERTIFICATE OF ELIMINATION
                                       OF
                                NTL INCORPORATED

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                        Pursuant to Section 151(g) of the
                        Delaware General Corporation Law

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                  I, Richard J. Lubasch, Executive Vice President, General
Counsel and Secretary of NTL Incorporated, a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the Delaware General Corporation Law, do hereby certify as follows:

                  FIRST: Pursuant to the authority expressly vested in the Board of Directors by the Restated Certificate of Incorporation of the Corporation, as amended (the "Restated Certificate of Incorporation"), the Board of Directors adopted resolutions creating and authorizing the issuance of a series of 1,850,000 shares of preferred stock of the Corporation designated as 5% Cumulative Preferred Stock, Series A, par value $0.01 per share, of the Corporation (the "5% Cumulative Preferred Stock").

                  SECOND: No issued shares of the 5% Cumulative Preferred Stock remain outstanding and no shares of the 5% Cumulative Preferred Stock will be issued in the future.

                  THIRD: Because no shares of the 5% Cumulative Preferred Stock are currently outstanding and because no shares of the 5% Cumulative Preferred Stock will be issued in the future, the Board of Directors adopted the following resolutions on September 21, 2001, in order to eliminate from the Restated Certificate of Incorporation all references to the 5% Cumulative Preferred Stock which are contained in Article FOURTH, Section I and in Exhibit F of the Restated Certificate of Incorporation filed by the Corporation with the Secretary of State of the State of Delaware on May 18, 2000:

                  RESOLVED that, as of September 21, 2001, none of the 1,850,000 authorized shares of the 5% Cumulative Preferred Stock, Series A, par value $0.01 per share, of the Corporation (the "5%
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         Cumulative Preferred Stock"), created pursuant to Article FOURTH,
         Section I and Exhibit F of the Restated Certificate of Incorporation of the Corporation filed by the Corporation with the Secretary of State of the State of Delaware on May 18, 2000, are outstanding; and

                  FURTHER RESOLVED, that no shares of the 5% Cumulative Preferred Stock will be issued by the Corporation at any time from and after September 21, 2001; and

                  FURTHER RESOLVED, that the proper officers of the Corporation are each hereby authorized, empowered and directed to execute, in the name and on behalf of the Corporation, and cause to be filed with the Secretary of State of the State of Delaware, a Certificate of Elimination, in such form as the officer executing the same shall approve, such approval to be conclusively evidenced by his execution thereof, and to take any and all steps and do or cause to be done any and all things which they deem necessary, appropriate or advisable in order to eliminate from the Restated Certificate of Incorporation of the Corporation all references to the 5% Cumulative Preferred Stock which are contained in Article FOURTH, Section I and in Exhibit F of the Restated Certificate of Incorporation of the Corporation filed by the Corporation with the Secretary of State of the State of Delaware on May 18, 2000.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Elimination to be duly executed in its corporate name this 20th day of November 2001.

                                        NTL INCORPORATED


                                        By: /s/ Richard J. Lubasch
                                            ------------------------------
                                            Name:  Richard J. Lubasch
                                            Title: Executive Vice President,
                                                   General Counsel and Secretary


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